Exhibit (a)(1)(B)

Modification Offer Election Form on Fidelity NetBenefits - Screen Prints – Fidelity NetBenefits:

Fidelity NetBenefits Home Page:

Website Text:

Home Accounts & Benefits Plan & Learn Profile Log out

Pop-up Modification Offer open for review

The election period closes on 9/12/2024 11:59 PM Eastern Time

Arrow takes colleague to Acceptance page

Website Text:

Log Out

Eligible Awards to accept

Award Type, Date, Shares, Vesting/Distribution Schedule

Accept by date 9/12/2024 (Expiration Time)

Start to begin acceptance

After choosing Start to begin Modification Offer Election Form:

Website Text:

Award Type, Date, Shares, Vesting/Distribution Schedule

Acceptance documents, Accept your award, Decline Award

Website Text:

Award Type, Date, Shares, Vesting/Distribution Schedule

Acceptance documents, Accept your award, Decline Award

Website Text:

Award Type, Date, Shares, Vesting/Distribution Schedule

Acceptance/Decline Confirmation